Exhibit 10.1

COLLABORATIVE AGREEMENT

Made and entered into as of this 24th day of July, 2017 (“the Effective Date”)

BY AND BETWEEN

BioFirst Corpation, a company incorporated under the laws of Taiwan and having its principal place of business at 3rd Floor, 248, Nei-Hu Road, Sec. 1, Taipei, 11493 Taiwan (“BioFirst”)

AND

American BriVision Corporation, a company incorporated under the laws of USA and having it principle place of business at 11, Sawyers Peak Drive, Goshen, NY 10924 USA (“ABVC”)

WITNESSETH:

WHEREAS, BioFirst has been granted global licensing rights and/or established its own technology to develop and use proprietary technology and confidential information for the following products (“Product”):

BFC-1401 Vitreous Substitute for Vitrectomy

(A). And clinical trial data and Intellectual Property conduct and generate in the territory, and has developed them for medical use.

(B). ABVC has the right to sublicense all products in the territory.

WHEREAS, ABVC is a biotech company, and is in the business of research, development and marketing of, among others, new drugs and innovative medical devices;

WHEREAS, BioFirst and ABVC are thereafter referred to as the “Parties”. BioFirst and ABVC each is thereafter referred to as “Party”

WHEREAS, ABVC is willing to collaboratively develop and commercialize Product in certain Territory (as defined hereafter);

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WHEREAS, the Parties agree to jointly co-develop and commercialize Product in such Territory and enter into the Collaborative Agreement. Herein, it is agreed as follows:

1. Definitions and Interpretation

1.1 “Confidential Information” shall mean all confidential, proprietary, trade secret, or non-public information, data and experience, whether of scientific, technical, engineering, operational or economic nature, disclosed by one of the Parties (the “Disclosing Party”) to the other Party (the “Recipient”) for this Collaborative Agreement.

1.2 “Confidential Materials” shall mean any document, diskette, tape, writing or other tangible item to the extent that such item contains or embodies any Confidential Information, whether in printed, handwritten, electronic, coded, magnetic or other form and whether delivered by a Disclosing Party or made by a Recipient.

1.3 “Data” shall mean all research data, technical data, test and development data, CMC (chemistry, manufacturing and control), pre-clinical and clinical data, formulations, processes, ideas, protocols, regulatory files and the like which are developed by either Party under the Development Program in connection with its performance of this Collaborative Agreement.

1.4 “Field” shall mean drug and therapeutic use of the Product based upon the Health Registration Approval and in no event include the use of the Product for functional food, health food nor health supplement.

1.5 “Intellectual Property” shall mean any patent, copyright, mask work, trade secret, trademark or other proprietary right; including, without limitation, all domestic and foreign applications and registrations therefore, and all renewals and extensions relating thereto; with respect to patent application and patents, all domestic and foreign divisional, continuations, continuations-in-part, substitutions, reissues, re-examinations, renewals and extensions relating thereto; all goodwill associated therewith, and all benefits, privileges, causes of action and remedies relating to any of the foregoing proprietary rights (including, without limitation, the right to use for all past, current or future infringements or violations of the foregoing proprietary rights, and the right to settle and retain proceeds from any such actions).

1.6 “Territory” shall mean global market.

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2. Agreement to ABVC.

2.1 BioFirst hereby grants ABVC right to co-develop Product, in the Field and in the Territory under the Intellectual Property, Confidential Information, Data and Trademark of Product.

2.2 Total reimbursement fee will be calculated based on Cost-plus Valuation Method.

3. Payment

3.1 Total payment is three (3) Million U.S. Dollars (non-refundable, before tax) in cash or stock of ABVC with equivalent value.

3.2 This payment is for the compensation of BioFirst past research efforts and contributions made by BioFirst before the Agreement is signed by the Parties and it does not relate to any future commitments made by the Parties in the Agreement.

3.3 Per the good relationship in between both Parties, the payment shall be in installments as follow:

3.3.1	First payment 10% of total contract amount shall be paid upon the signing of this Co-Development Agreement by both Parties.

3.3.1.1	after receiving first payment, BioFirst will deliver all Data to ABVC in one week.

3.3.2	The rest 90% of total amount, ABVC should pay in one time or divide different installment before September 30, 2018

4. Future income and development cost

4.1 ABVC is entitled to receive 50% of the future net licensing income or net sales profit.

4.2 Development cost shall be shared by both parties, 50% each.

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5. Confidentiality

The Parties agree that during the term of this Collaborative Agreement and thereafter ten (10) years Confidential Information exchanged during this Collaborative Agreement and will be accorded confidential treatment and shall not be used for any other purpose than the performance of this Collaborative Agreement and the exercise of the rights herein provided.

The Recipient’s obligation hereunder shall not apply to:

(a) Information which is now or hereafter becomes part of the public domain in other ways than by faults, acts or omissions of the Recipient;

(b) Information which the Recipient can show by sufficient evidence was in its own possession prior to the time of receipt from the Disclosing Party or is independently developed by or for the Recipient without reliance upon or use of any of the Disclosing Party’s Confidential Information or Confidential Materials;

(c) Information which is required to be disclosed by statute or governmental rule or regulation or by a court or administrative body.

Nothing herein shall prevent BioFirst or ABVC from disclosing any of such Confidential Information to the extent that (i) such Confidential Information is disclosed in connection with the securing of the IDE or PMA, (ii) such information is disclosed for the purpose of obtaining a governmental approval for the manufacture and/or sale of or effectuating the development, marketing and promotion of any Product and/or API or (iii) such information is disclosed to the Sub-licensee(s) of BioFirst or ABVC for the use thereof upon executing a separate confidentiality disclosure agreement.

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6. Duration and Termination

6.1 Duration

This Collaborative Agreement shall, once signed by both Parties, remain in effect until the expiration date of the last paten and automatically renew for 5 more years unless either Party gives the other Party six (6) months written notice of termination prior to the expiration date of the term.

6.2 Termination for Cause

This Collaborative Agreement can be terminated by either Party for any of the following causes by giving to the other Party (“Breaching Party”) thirty (30) days written notice of its intention to terminate for such causes as follows:

(a)	If Breaching Party materially breaches any provision of this Agreement and such breach is not cured within thirty (30) days following the written notice by Non-breaching Party; or

(b)	If a Party is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within thirty (30) days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within thirty (30) days of filling.

Termination is not the sole or exclusive remedy under this Agreement and, whether or not termination is effected, all other rights and remedies at law or equity will remain available.

7. Miscellaneous

7.1 Notice

All notices, requests, demands and other communications to be given in accordance with this Agreement shall be given in writing and/or by prepaid registered mail or receipt return requested to the other Party at the following addresses:

If to BioFirst:

BioFirst. Corporation

3rd Floor, 248, Nei-Hu Road, Sec. 1, Taipei, 11493 Taiwan

Attention: David Lin

Title: General Manager

If to ABVC:

American BriVision Corporation

11, Sawyers Peak Drive, Goshen, NY 10924 USA

Attention: Eugene Jiang

Title: CEO

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7.2 Applicable Law

This Agreement and any disputes arising out of or relating thereto, including, without limitation, its interpretation, construction, performance, and enforcement shall be governed by and construed in accordance with the laws of Taiwan.

7.3 Dispute Dissolution

Both Parties shall endeavor to settle amicably and promptly any disputes, controversies and differences which may arise between the Parties out of or in relation to this Agreement or any breach thereof. In case such an amicable settlement is not attained, the matter shall be finally settled by arbitration according to the Rules of Conciliation and Arbitration of the International Chamber of Commerce, which rules shall be deemed incorporated into this paragraph. The place of arbitration will be Taipei (Taiwan).

7.4 Addendum or amendment may be added upon mutual agreement of the parties.

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IN WITNESS WHEREOF the Parties hereto have caused this Collaborative Agreement to be executed, in duplicate, each Party taking a copy, as of the Effective Date.

BIOFIRST CORPORATION		AMERICAN BRIVISION CORPORATION

By:	/s/ Hsin-Yuan Miao	By:	/s/ Eugene Jiang
	Hsin-Yuan Miao		Eugene Jiang
	Supervisor		CEO

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